CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

AMENDMENT TO THE LICENSE AGREEMENT

(hereinafter the “Amendment”)

by and between

NEWAMSTERDAM PHARMA B.V., a company duly existing and organized under the laws of the Netherlands, having its registered office at Gooimeer 2-35, 1411 DC Naarden, the Netherlands (hereinafter referred to as the “NewAmsterdam Pharma”).

and

A. MENARINI INTERNATIONAL LICENSING S.A., a company duly existing and organized under the laws of the Grand-Duchy of Luxembourg, having its registered office at 12C, Impasse Drosbach L- 1882 Luxembourg (hereinafter referred to as “AMIL”)

NewAmsterdam Pharma and AMIL are hereinafter collectively referred to as the “Parties” and individually, as a “Party”.

RECITALS

WHEREAS, pursuant to the terms and conditions of a License Agreement entered by and between NewAmsterdam Pharma and AMIL, effective as of 23 June 2022, NewAmsterdam Pharma licensed to AMIL the right to (i) obtain and maintain Regulatory Approvals; (ii) Commercialize; and (iii) undertake Local Development of the Licensed Products in the Field in the Territory (the “Agreement”).

WHEREAS, the Parties now wish to amend the Agreement in order to include the most recent data regarding the Existing Patents, as described in Schedule 2 of such Agreement.

NOW THEREFORE, in consideration of the premises set forth hereinabove and the mutual covenants herein contained, the Parties agrees as follows:

Article 1. Amendment to Schedule 2 of the Agreement

Schedule 2 of the Agreement is hereby deleted in its entirety and replaced with a new Schedule 2 attached to this Amendment as Exhibit 1.

Article 2. Miscellaneous

This Amendment shall enter into force on 15th January 2024 (the “Effective Date”).

All other terms and conditions set forth in the Agreement, not specifically modified by way of this Amendment shall remain in full force and effect, unmodified.

Unless otherwise defined in this Amendment or the context otherwise requires, capitalized terms shall have the meanings ascribed to them in the Agreement.

IN WITNESS WHEREOF, the Parties execute this Amendment on the Effective Date; such Amendment being executed in two (2) counterparts, each of which shall constitute one and the same document, it being agreed and understood that delivery of a signed counterpart signature page to this document by electronic mail in portable document format form or other similar form (e.g., .pdf, .JPG,

.TIFF) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document (e.g., through e-signature applications such as DocuSign, Namirial or Adobe-Sign) shall constitute valid and sufficient execution and delivery thereof.

For and on behalf of NEWAMSTERDAM PHARMA B.V.

/s/ M.H. Davidson

Name: M.H. Davidson

Proxyholder / CEO

For and on behalf of A. MENARINI INTERNATIONAL LICENSING S.A.

/s/ Giovanni d’Aubert /s/ Jean-Paul Capellini

Giovanni d’Aubert

Member of the Board

Jean-Paul Capellini

Member of the Board

EXHIBIT 1

Schedule 2

Existing Patents

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